UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2006

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

                Effective June 1, 2006, Amylin Pharmaceuticals, Inc. entered into an Employment Succession Agreement with Daniel M. Bradbury, Amylin’s Chief Operating Officer.  Pursuant to the agreement, Mr. Bradbury was appointed as President and Chief Operating Officer and as a member of Amylin’s Board of Directors, each effective as of June 1, 2006.  Also effective June 1, 2006, Mr. Bradbury will receive an annual salary of $480,000, and he will be eligible to participate in Amylin’s Executive Cash Bonus Plan, with a target bonus for 2006 equal to 75% of his base salary.  Mr. Bradbury was also granted an option to purchase 30,000 shares of Amylin’s common stock under Amylin’s 2001 Equity Incentive Plan.  The option will vest over four years.  The agreement also provides that Mr. Bradbury will become Chief Executive Officer by June 1, 2007, as part of Amylin’s CEO succession plan.  In the event Mr. Bradbury is not appointed as Chief Executive Officer by June 1, 2007 (or if a change in control of Amylin occurs prior to such date and prior to Mr. Bradbury’s appointment as Chief Executive Officer and Mr. Bradbury is not appointed as Chief Executive Officer of the acquiring party by June 1, 2007) and Mr. Bradbury’s employment with Amylin has not been terminated for cause, then the vesting of the above-described option and his option to purchase 120,000 shares of Amylin’s common stock granted on May 16, 2006 will each accelerate in full and such options will remain exercisable until the later of the date otherwise provided for pursuant to the terms of such options or the end of the calendar year in which Mr. Bradbury ceases to provide services to Amylin.

                Mr. Bradbury, 45, has served as Chief Operating Officer since June 2003.  He previously served as Executive Vice President from June 2000 until his promotion in June 2003.  He joined Amylin in 1994 and has held officer-level positions in Corporate Development and Marketing during that time.  Prior to joining Amylin, Mr. Bradbury spent ten years at SmithKline Beecham Pharmaceuticals, where he held a number of sales and marketing positions.  He is a member of the board of directors of Cerexa, Inc., Illumina, Inc. and Novacea, Inc.  He also serves as a board member for BIOCOM.  Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves as Chair of the Advisory Council of the Keck Graduate Institute.  He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                Reference is made to Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: June 7, 2006	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel